EXHIBIT 16.1

Silberstein Ungar, PLLC CPAs and Business Advisors
Phone (248) 203-0080 Fax (248) 281-0940 30600 Telegraph Road, Suite 2175 Bingham Farms, MI 48025-4586 www.sucpas.com

July 30, 2014

Securities and Exchange Commission
Office of the Chief Accountant
100 F Street, N.E.
Washington, DC 205497561

Re: Greenfield Farms Food, Inc.

We have read the statements included in the 8-K dated July 30, 2014 of Greenfield Farms Food, Inc. to be filed with the Securities and Exchange Commission and are in agreement with the statements concerning our firm.

We have no basis to agree or disagree with the other statements included in such Form 8-K.

Sincerely,

/s/ Silberstein Ungar, PLLC
Silberstein Ungar, PLLC